UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 7, 2010

AMERICAN DENTAL PARTNERS, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-23363	04-3297858
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

American Dental Partners, Inc.

401 Edgewater Place, Suite 430

Wakefield, Massachusetts 01880

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: (781) 224-0880

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 7, 2010, the Compensation Committee of the Board of Directors of American Dental Partners, Inc. (the “Company”) established performance targets for the executive officers for 2010 under the Company’s Executive Bonus Program. Targeted bonus amounts range from 25% to 100% of annual base salaries for executive officers.

The Compensation Committee established the primary quantitative performance objective as achievement of a target based upon selected items of cash flow (“Selected Cash Flow”) from the Company’s 2010 operations (“Selected Cash Flow Target”). Selected Cash Flow will be calculated as follows: (a) earnings before interest, taxes, depreciation and amortization, and excluding stock option expense, less (b) capital expenditures, and plus (c) the amount of any reduction in accounts receivable or minus the amount of any increase in accounts receivable, all as determined based upon the Consolidated Statements of Income and Consolidated Statements of Cash Flows included in the Company’s audited financial statements for 2010.

The bonuses for some executive officers are tied solely to the Selected Cash Flow Target. For each executive officer who does not have his entire bonus tied to the Selected Cash Flow Target, the balance of the bonus will be based upon achievement of one or more individual annual performance objectives (“APOs”).

For the portion of the bonus for each executive officer that is tied to the Selected Cash Flow Target, that officer may earn a percentage of that portion of his bonus determined pursuant to the following table:

% of Selected Cash Flow Target Achieved	% of That Part of Bonus Earned

less than 90%	0%
at least 90%, but less than 95%	50%
at least 95%, but less than 100%	75%
at least 100%	100%

The additional parameters for the respective executive officers’ bonuses are as follows:

The entire bonus of Gregory A. Serrao, Chairman, President and Chief Executive Officer of the Company, will be based upon the Company’s achievement of the 2010 Selected Cash Flow Target. Mr. Serrao’s potential bonus is equal to 100% of his base salary.

The entire bonus of Michael J. Vaughan, Executive Vice President and Chief Operating Officer of the Company, will be based upon the Company’s achievement of the 2010 Selected Cash Flow Target. Mr. Vaughan’s potential bonus is equal to 80% of his base salary.

One half of the bonus of Breht T. Feigh, Executive Vice President, Chief Financial Officer and Treasurer of the Company, will be based upon the Company’s achievement of the 2010 Selected Cash Flow Target. The other half may be awarded based upon achievement of individual APOs established by the Chief Executive Officer. Mr. Feigh’s potential bonus is equal to 80% of his base salary.

One half of the bonus of Mark W. Vargo, Vice President and Chief Accounting Officer of the Company, will be based upon the Company’s achievement of the 2010 Selected Cash Flow Target. The other half may be awarded based upon achievement of individual APOs established by the Chief Financial Officer. Mr. Vargo’s potential bonus is equal to 25% of his base salary.

The Compensation Committee may consider other factors in awarding bonuses and may, in its discretion, award bonuses in greater or lesser amounts than those determined pursuant to the targets and other parameters set forth above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN DENTAL PARTNERS, INC.
(Registrant)

April 8, 2010	/s/ Gregory A. Serrao
Gregory A. Serrao
Chairman, President and Chief Executive Officer
(principal executive officer)